Exhibit 99.1

949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC
For more information contact	Equal Housing Lender
Nancy Gray, SEVP & CFO, 714-438-2500	Barbara Palermo, EVP & IR, 714-438-2500

Pacific Mercantile Bancorp Announces Closing of Sale of $26.3 Million of Common Stock

at $6.26 Per Share to the Carpenter Funds

COSTA MESA, Calif., April 23, 2012 (GLOBE NEWSWIRE) — Pacific Mercantile Bancorp (Nasdaq:PMBC - News) announced today that on April 20, 2012, it completed the sale of $26.3 million of the Company’s common stock at $6.26 per share to Carpenter Community BancFund LP and Carpenter Community BancFund-A LP (collectively, the “Carpenter Funds”). The price of $6.26 per share of common stock was the Company’s tangible book value per share of common stock as of December 31, 2011, and represents approximately a 17% premium over the $5.36 closing bid price of the common stock on April 19, 2012, the day before the closing.

A total of 4,201,278 shares of our common stock were sold to the Carpenter Funds in this transaction. As a result, the Carpenter Funds have become our largest shareholder, owning shares of preferred and common stock which represent approximately 26% of the Company’s outstanding voting securities. The Carpenter Funds also purchased warrants from the Company for a purchase price of $51,105 that, subject to certain conditions, will entitle the Carpenter Funds to purchase up to 408,834 shares of the Company’s common stock (“Warrant Shares”), at an exercise price of $6.26 per Warrant Share.

Keefe, Bruyette & Woods acted as the sole placement agent and financial advisor to the Company with respect to this common stock sale.

Raymond E. Dellerba, President and Chief Executive Officer of the Company and its wholly owned subsidiary, Pacific Mercantile Bank, stated, “This $26.3 million common stock sale is the final installment of the $50.155 million in capital that the Company has raised since 2009. This additional capital strengthens the capital position of the Company and the Bank and our ability to execute our strategic business plan to grow our franchise in commercial lending, mortgage banking and electronic banking. We also look forward to benefiting from the Carpenter Funds’ experience and expertise in banking and financial services.”

Edward Carpenter, Chairman of the Carpenter Funds, stated, “We are delighted to complete our investment in the Company. We look forward to further success together as the Bank seeks to capitalize on the exciting opportunity ahead of us.”

About Pacific Mercantile Bancorp

Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.

The Bank operates a total of seven financial centers in Southern California, four of which are located in Orange County, one of which is located in Los Angeles County, one of which is located in San Diego County and the other of which is located in the Inland Empire in San Bernardino County. The four Orange County financial centers are located, respectively, in the cities of Newport Beach, Costa Mesa (which is visible from the 405 and 73 Freeways), La Habra and San Juan Capistrano (which is our South County financial center that is visible from the Interstate 5 Freeway). Our financial center in Los Angeles County is located in the city of Beverly Hills. Our San Diego financial center is located in La Jolla and our Inland Empire financial center is located in the city of Ontario (visible from the Interstate 10 Freeway). In addition to the Bank’s physical locations, it offers comprehensive banking services over its Internet Bank, which is accessible 24/7 worldwide at www.pmbank.com.

Forward-Looking Statements

This news release contains statements regarding our expectations, beliefs and views about our future financial performance and our business, trends and expectations regarding the markets in which we operate, and our future plans. Those statements, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are based on current information available to us and our assumptions about future events over which we do not have control. Moreover, our business and our markets are subject to a number of risks and uncertainties which could cause our actual financial performance in the future, and the future performance of our markets (which can affect both our financial performance and the market prices of our shares), to differ, possibly significantly, from our expectations as set forth in the forward-looking statements contained in this news release.

In addition to the risk of incurring loan losses, which is an inherent feature of the banking business, these risks and uncertainties include, but are not limited to, the following: the risk that the economic recovery in the United States, which is still relatively fragile, will be adversely affected by international monetary or other economic conditions, which could cause us to incur additional loan losses and adversely affect our results of operations and could, thereby, cause us to incur losses in 2012 and in subsequent years; uncertainties and risks with respect to the effects that our compliance with the Federal Reserve Bank regulatory agreement (the “FRB Agreement”) and the DFI Order will have on our business and results of operations because, among other things, that Agreement and Order impose restrictions on our ability to grow our banking franchise and the risk of potential future supervisory regulatory action against us or the Bank by the FRB or the DFI if we are unable to meet any of the requirements of the FRB Agreement or the DFI Order; the risk that sales of any additional equity securities we might make in the future to raise additional capital could be dilutive of our existing shareholders; the risks that continued weakness in the economy and the possibility that the Federal Reserve Board will keep interest rates low in an effort to stimulate economic recovery, will reduce our net interest margins and, therefore, our net interest income; the prospect that government regulation of banking and other financial services organizations will increase generally and more particularly as a result of the implementation of the Dodd-Frank Consumer Protection and Financial Reform Act, which could increase our costs of doing business and restrict our ability to take advantage of business and growth opportunities; and the risk that our re-entry in the wholesale mortgage banking business may cause us to incur additional operating expenses and may not prove to be profitable or may even cause us to incur losses.

Additional information regarding these and other risks and uncertainties to which our business and our stock price performance are subject is contained in our Annual Report on Form 10-K for the year ended December 31, 2011, which we filed with the SEC on February 27, 2012. Due to those risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future financial performance based solely on our historical financial performance.

We disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

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